UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

US AIRWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On January 26, 2011, US Airways Group, Inc. (the “Company”) provided an update for investors presenting information relating to its financial and operational outlook for 2011. This update included an error related solely to the table including the “Reconciliation of GAAP to Non-GAAP Financial Information” related to our Express business.

The corrected line items are as follows:

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q11 Range		2Q11 Range		3Q11 Range		4Q11 Range		FY11 Range
	Low	High	Low	High	Low	High	Low	High	Low	High
Express
Express operating expenses	$737	$751	$761	$775	$767	$781	$724	$738	$2,992	$3,044
Less express fuel expense	219	223	241	245	246	251	233	237	939	951
Less special items	—	—	—	—	—	—	—	—	—	—

Express operating expenses excluding fuel and special items	518	529	520	530	521	530	492	501	2,053	2,092

Express CASM (GAAP) (cts)	21.00	21.40	20.73	21.11	21.19	21.57	21.37	21.77	21.10	21.46

Express CASM excluding fuel and special items (Non-GAAP) (cts)	14.77	15.06	14.16	14.43	14.39	14.65	14.50	14.78	14.48	14.76

Express ASMs (bil)	3.51	3.51	3.67	3.67	3.62	3.62	3.39	3.39	14.18	14.18

No other changes have been made to the investor presentation.

An updated investor presentation is located on the Company’s website at www.usairways.com under “Investor Relations.” The update is also furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: January 26, 2011	By:	/s/ Derek J. Kerr
Derek J. Kerr Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Date: January 26, 2011	By:	/s/ Derek J. Kerr
Derek J. Kerr Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Update